NEWS RELEASE

For more information, contact:
Debra J. Richardson, Sr. Vice President
(515) 273-3551, drichardson@american-equity.com
John M. Matovina, Vice Chairman
(515) 457-1813, jmatovina@american-equity.com
D. J. Noble, Chairman
(515) 457-1705, dnoble@american-equity.com

FOR IMMEDIATE RELEASE May 7, 2008	Julie L. LaFollette, Investor Relations (515) 273-3602, jlafollette@american-equity.com

American Equity Reports First Quarter 2008 Operating Income
of $17.7 Million or $0.31 Per Diluted Common Share

WEST DES MOINES, Iowa (May 7, 2008) – American Equity Investment Life Holding Company (NYSE: AEL), a leading underwriter of fixed-rate and index annuities, today reported 2008 first quarter operating income1 of $17.7 million, or $0.31 per diluted common share, an increase of 17% over 2007 first quarter operating income of $15.1 million, or $0.26 per diluted common share.  Financial highlights include:

▪	Annuity sales of $515.2 million during the first quarter of 2008, an increase of 16% over first quarter 2007 annuity sales of $444.5 million

▪	April 2008 annuity sales of $232.3 million, the highest month for new sales since December 2005

▪	Improving investment spread on annuity business of 2.59% compared to 2.48% for the fourth quarter of 2007

▪	Book value per outstanding common share[2] of $12.66 (excluding Accumulated Other Comprehensive Loss)

▪	Repurchase of 2.3 million shares of common stock from November 2007 through April 2008 at an average cost per share of $8.64

1           In addition to net income, American Equity has consistently utilized operating income, a non-GAAP financial measure commonly used in the life insurance industry, as an economic measure to evaluate its financial performance.  Operating income equals net income adjusted to eliminate the impact of (i) net realized gains and losses on investments; and (ii) the impact of SFAS 133, dealing with the fair value changes in derivatives and embedded derivatives.  Because these items fluctuate from quarter to quarter in a manner unrelated to core operations, American Equity believes a measure excluding their impact is useful in analyzing operating trends.  American Equity believes the combined presentation and evaluation of operating income together with net income, provides information that may enhance an investor’s understanding of American Equity’s underlying results and profitability.  A reconciliation of net income to operating income is provided in the accompanying tables.

2            Book value per outstanding share excluding Accumulated Other Comprehensive Loss (“AOCL”), a non-GAAP financial measure, is calculated as total stockholders’ equity excluding AOCL divided by the total number of shares of common stock outstanding.

Net income for the first quarter of 2008 was $49.2 million, or $0.85 per diluted common share, compared to net income of $9.9 million, or $0.17 per diluted common share for the same period in 2007.   Net income for the first quarter of 2008 was impacted by the Company’s adoption of SFAS No. 157, Fair Value Measurements (SFAS 157), which resulted in a material reduction in the fair value measurement of the embedded derivative component of the Company’s policy benefit reserves, and a corresponding increase in net income of $40.7 million.

STRONG YIELDS ON NEW MONEY FIXED INCOME INVESTMENTS

American Equity’s total invested assets grew to $12.8 billion in the first quarter of 2008, with a weighted average yield of 6.14% and record investment earnings of $195.5 million for the quarter.  Yields on new money purchases during the first quarter of 2008 averaged 6.61% on $945.2 million of new fixed income investments and 6.20% on $105.5 million of new commercial mortgage loans.  A significant portion of these new investments consisted of re-invested proceeds from securities called for redemption or sold, including, during the first quarter 2008, securities with a total book value of $737.9 million and a weighted average yield of 5.59%.  A portion of the company’s new investments in the first quarter of 2008 include super senior trances of residential mortgage-backed securities, but American Equity has no exposure to subprime mortgage-backed securities or CDO/SIVs backed by residential mortgages.

Commented David J. Noble, Chairman, Chief Executive Officer and President of American Equity, “In the first quarter of 2008, we have been presented with very rare opportunities in the fixed income securities markets.  Credit spreads on high quality securities have been extremely attractive for American Equity because we are well positioned to take advantage of them.  With our balance sheet strength and positive liquidity, American Equity is in the right place at the right time to diversify asset allocations and build yields without sacrificing credit quality.”

IMPROVING INVESTMENT SPREAD ON ANNUITY BUSINESS

In the first quarter of 2008, American Equity earned a gross investment spread on its annuity reserves of 2.59% (aggregate yield on invested assets less aggregate cost of money on annuity reserves), an improvement over the fourth quarter 2007 aggregate spread of 2.48%.  American Equity’s spread results were driven by its index annuity block, which represents over 85% of total annuity account values.  During 2007, equity market volatility caused sharp increases in the cost of money for American Equity’s index annuities, which reached a high of 3.74% in the fourth quarter of 2007.  In the first quarter of 2008, the cost of money on index annuities declined to 3.55%, as a result of rate cuts and hedging improvements the company implemented throughout 2007.

The cost of money on index annuities is comprised primarily of the cost of one-year call options purchased to fund future index credits on new and renewing annuity account values.  The costs of such options were significantly lower during the first quarter of 2008 compared to costs incurred throughout 2007.  Because option costs are expensed over their 12-month terms, management anticipates that cost reductions attained in the first quarter should be reflected in spread results over the remainder of 2008.

SAFE MONEY PRODUCTS

American Equity’s sales of new annuity products in the first quarter of 2008 totaled $515.2 million, an increase of 16% over the same period in 2007.   Momentum continues to build with new sales climbing to $232.3 million for April 2008, the highest level since December 2005.  The Company attributes the sales growth to several factors including: its continued strong position with its national marketing organizations and field force of licensed, independent insurance agents; the increased attractiveness of safe money products in volatile markets; declining interest rates on competing products such as bank certificates of deposit; and product enhancements including a new generation of guaranteed income withdrawal benefit riders.

“No American Equity policyholder has ever lost a dime of account value as a result of market declines or volatility. We call that “sleep insurance”, and there is a tremendous need in the market for such products,” commented Mr. Noble.  “I’ve been in the insurance industry for over 50 years, and from time to time I’ve had to deal with the arm chair critics, who are usually my competitors in other industries or their proponents.  The simple fact is, however, that American Equity strives to offer excellent products and superior service to a growing group of policyholders who want and need safe money alternatives.  After 50 years, I know that good products and satisfied customers will stand the test of time.”

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  Forward-looking statements relate to future operations, strategies, financial results or other developments, and are subject to assumptions, risks and uncertainties.  Statements such as “guidance,” “expect,” “anticipate,” “believe,” “goal,” “objective,” “target,” “may,” “should,” “estimate,” “projects,” or similar words as well as specific projections of future results qualify as forward-looking statements.  Factors that may cause our actual results to differ materially from those contemplated by these forward looking statements can be found in the Company’s Form 10-K filed with the Securities and Exchange Commission.   Forward-looking statements speak only as of the date the statement was made and the company undertakes no obligation to update such forward-looking statements.  There can be no assurance that other factors not currently anticipated by the company will not materially and adversely affect our results of operations.  Investors are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf.

CONFERENCE CALL

American Equity will hold a conference call to discuss first quarter 2008 earnings on Thursday, May 8, 2008, at 10 a.m. CDT.   The conference call will be webcast live on the Internet.  Investors and interested parties who wish to listen to the call on the Internet may do so at www.american-equity.com.  The call may also be accessed by telephone at 866-700-0161, passcode 90020628 (international callers, please dial 617-213-8832.   An audio replay will be available shortly after the call on AEL’s web site.  An audio replay will also be available via telephone through May 22, 2008 by calling 1-888-286-8010, passcode 83963836 (international callers will need to dial 617-801-6888).

ABOUT AMERICAN EQUITY

Founded in 1995, American Equity Investment Life Holding Company is a full-service underwriter of a broad line of annuity and insurance products, with a primary emphasis on the sale of fixed-rate and index annuities.  The Company’s headquarters are located at 5000 Westown Parkway, West Des Moines, Iowa, 50266.  The mailing address of the company is: P.O. Box 71216, Des Moines, Iowa, 50325.

###

American Equity Investment Life Holding Company

Net Income/Operating Income (Unaudited)

	Three Months Ended
	March 31,
	2008	2007
	(Dollars in thousands,
	except per share data)
Revenues:
Traditional life and accident and health insurance premiums	$3,316	$3,057
Annuity product charges	12,098	8,994
Net investment income	195,488	169,358
Realized gains (losses) on investments	(2,419)	579
Change in fair value of derivatives	(157,365)	(8,522)
Total revenues	51,118	173,466

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	2,609	1,933
Interest credited to account balances	54,176	115,953
Amortization of deferred sales inducements	31,912	4,361
Change in fair value of embedded derivatives	(218,614)	(6,631)
Interest expense on notes payable	4,129	4,082
Interest expense on subordinated debentures	5,231	5,589
Interest expense on amounts due under repurchase agreements	2,972	4,018
Amortization of deferred policy acquisition costs	80,690	17,569
Other operating costs and expenses	12,718	11,411
Total benefits and expenses	(24,177)	158,285

Income before income taxes	75,295	15,181
Income tax expense	26,143	5,254
Net income	49,152	9,927
Realized (gains) losses on investments, net of offsets	1,008	(374)
Net effect of SFAS 133, net of offsets	(32,426)	5,580

Operating income (a)	$17,734	$15,133

Earnings per common share	$0.89	$0.18
Earnings per common share - assuming dilution	$0.85	$0.17
Operating income per common share (a)	$0.32	$0.27
Operating income per common share - assuming dilution (a)	$0.31	$0.26

Weighted average common shares outstanding (in thousands):
Earnings per common share	55,431	56,693
Earnings per common share - assuming dilution	58,221	60,159

American Equity Investment Life Holding Company

Operating Income
Three months ended March 31, 2008 (Unaudited)

		Adjustments		Operating
	As Reported	Realized Losses	SFAS 133	Income (a)
	(Dollars in thousands, except per share data)
Reserves:
Traditional life and accident and health insurance premiums	$3,316	$-	$-	$3,316
Annuity product charges	12,098	-	-	12,098
Net investment income	195,488	-	-	195,488
Realized losses on investments	(2,419)	2,419	-	-
Change in fair value of derivatives	(157,365)	-	94,913	(62,452)
Total revenues	51,118	2,419	94,913	148,450

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	2,609	-	-	2,609
Interest credited to account balances	54,176	-	-	54,176
Amortization of deferred sales inducements	31,912	235	(21,552)	10,595
Change in fair value of embedded derivatives	(218,614)	-	218,614	-
Interest expense on notes payable	4,129	-	(491)	3,638
Interest expense on subordinated debentures	5,231	-	-	5,231
Interest expense on amounts due under repurchase agreements	2,972	-	-	2,972
Amortization of deferred policy acquisition costs	80,690	622	(51,725)	29,587
Other operating costs and expenses	12,718	-	(267)	12,451
Total benefits and expenses	(24,177)	857	144,579	121,259

Income before income taxes	75,295	1,562	(49,666)	27,191
Income tax expense	26,143	554	(17,240)	9,457

Net income	$49,152	$1,008	$(32,426)	$17,734

Earnings per common share	$0.89			$0.32
Earnings per common share - assuming dilution	$0.85			$0.31

(a)    In addition to net income, we have consistently utilized operating income, operating income per common share and operating income per common share - assuming dilution, non-GAAP financial measures commonly used in the life insurance industry, as economic measures to evaluate our financial performance.  Operating income equals net income adjusted to eliminate the impact of net realized gains and losses on investments, and the impact of SFAS 133, dealing with fair value changes in derivatives and embedded derivatives.  Because these items fluctuate from quarter to quarter quarter in a manner unrelated to core operations, we believe measures excluding their impact are useful in analyzing operating trends.  We believe the combined presentation and evaluation of operating income together with net income, provides information that may enhance an investor's understanding of our underlying results and profitability.

American Equity Investment Life Holding Company
Financial Supplement

March 31, 2008

American Equity Investment Life Holding Company
Financial Supplement – March 31, 2008

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
	March 31, 2008	December 31, 2007
	(Unaudited)
Assets
Investments:
Fixed maturity securities:
Available for sale, at fair value	$5,273,420	$5,008,772
Held for investment, at amortized cost	5,270,156	5,355,733
Equity securities, available for sale, at fair value	135,667	87,412
Mortgage loans on real estate	2,046,836	1,953,894
Derivative instruments	80,707	204,657
Policy loans	446	427
Total investments	12,807,232	12,610,895

Cash and cash equivalents	19,647	18,888
Coinsurance deposits	1,645,769	1,698,153
Accrued investment income	86,644	77,348
Deferred policy acquisition costs	1,274,724	1,272,108
Deferred sales inducements	611,385	588,473
Deferred income taxes	49,824	75,806
Other assets	62,748	52,701
Total assets	$16,557,973	$16,394,372

American Equity Investment Life Holding Company
Financial Supplement – March 31, 2008

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS (Continued)
 (Dollars in thousands)

	March 31, 2008	December 31, 2007
	(Unaudited)
Liabilities and Stockholders’ Equity
Liabilities:
Policy benefit reserves	$14,753,115	$14,711,780
Other policy funds and contract claims	118,254	120,186
Notes payable	262,570	268,339
Subordinated debentures	268,351	268,330
Amounts due under repurchase agreements	439,614	257,225
Other liabilities	91,167	156,877
Total liabilities	15,933,071	15,782,737

Stockholders’ equity:
Common stock	51,670	53,556
Additional paid-in capital	373,374	387,302
Unallocated common stock held by ESOP	(6,670)	(6,781)
Accumulated other comprehensive loss	(59,111)	(38,929)
Retained earnings	265,639	216,487
Total stockholders’ equity	624,902	611,635
Total liabilities and stockholders’ equity	$16,557,973	$16,394,372

American Equity Investment Life Holding Company
Financial Supplement – March 31, 2008
AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2008	2007
Revenues:
Traditional life and accident and health insurance premiums	$3,316	$3,057
Annuity product charges	12,098	8,994
Net investment income	195,488	169,358
Realized gains (losses) on investments	(2,419)	579
Change in fair value of derivatives	(157,365)	(8,522)
Total revenues	51,118	173,466

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	2,609	1,933
Interest credited to account balances	54,176	115,953
Amortization of deferred sales inducements	31,912	4,361
Change in fair value of embedded derivatives	(218,614)	(6,631)
Interest expense on notes payable	4,129	4,082
Interest expense on subordinated debentures	5,231	5,589
Interest expense on amounts due under repurchase agreements	2,972	4,018
Amortization of deferred policy acquisition costs	80,690	17,569
Other operating costs and expenses	12,718	11,411
Total benefits and expenses	(24,177)	158,285

Income before income taxes	75,295	15,181
Income tax expense	26,143	5,254
Net income	$49,152	$9,927

Earnings per common share	$0.89	$0.18
Earnings per common share - assuming dilution (a)	$0.85	$0.17
Weighted average common shares outstanding (in thousands):
Earnings per common share	55,431	56,693
Earnings per common share - assuming dilution	58,221	60,159

(a)
The numerator for earnings per common share - assuming dilution is equal to net income plus the after tax cost of interest on convertible subordinated debentures issued to a subsidiary trust.  The after tax cost of such interest was $262 for the three months ended March 31, 2008 and $265 for the three months ended March 31, 2007.

American Equity Investment Life Holding Company
Financial Supplement – March 31, 2008

Operating Income
Three months ended March 31, 2008 (Unaudited)

	As Reported	Realized Loss Adjustments	SFAS 133 Adjustments	Operating Income (a)
	(Dollars in thousands, except per share data)
Revenues:
Traditional life and accident and health insurance premiums	$3,316	$–	$–	$3,316
Annuity product charges	12,098	–	–	12,098
Net investment income	195,488	–	–	195,488
Realized losses on investments	(2,419)	2,419	–	–
Change in fair value of derivatives	(157,365)	–	94,913	(62,452)
Total revenues	51,118	2,419	94,913	148,450

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	2,609	–	–	2,609
Interest credited to account balances	54,176	–	–	54,176
Amortization of deferred sales inducements	31,912	235	(21,552)	10,595
Change in fair value of embedded derivatives	(218,614)	–	218,614	–
Interest expense on notes payable	4,129	–	(491)	3,638
Interest expense on subordinated debentures	5,231	–	–	5,231
Interest expense on amounts due under repurchase agreements	2,972	–	–	2,972
Amortization of deferred policy acquisition costs	80,690	622	(51,725)	29,587
Other operating costs and expenses	12,718	–	(267)	12,451
Total benefits and expenses	(24,177)	857	144,579	121,259

Income before income taxes	75,295	1,562	(49,666)	27,191
Income tax expense	26,143	554	(17,240)	9,457
Net income	$49,152	$1,008	$(32,426)	$17,734

Earnings per common share	$0.89			$0.32
Earnings per common share – assuming dilution	$0.85			$0.31

(a)
In addition to net income, we have consistently utilized operating income, operating income per common share and operating income per common share - assuming dilution, non-GAAP financial measures commonly used in the life insurance industry, as economic measures to evaluate our financial performance.  Operating income equals net income adjusted to eliminate the impact of net realized gains and losses on investments and the impact of SFAS 133, dealing with fair value changes in derivatives and embedded derivatives.  Because these items fluctuate from quarter to quarter in a manner unrelated to core operations, we believe measures excluding their impact are useful in analyzing operating trends.  We believe the combined presentation and evaluation of operating income together with net income, provides information that may enhance an investor’s understanding of our underlying results and profitability.

Change in fair value of derivatives:
Proceeds received at expiration or gains recognized upon early termination	$12,767	$–	$12,767
Cost of money for index annuities	(75,107)	–	(75,107)
Change in the difference between fair value and remaining option cost at beginning and end of period	(95,025)	94,913	(112)
	$(157,365)	$94,913	$(62,452)

Index credits included in interest credited to account balances	$16,410		$16,410

American Equity Investment Life Holding Company
Financial Supplement – March 31, 2008

Operating Income/Net Income
Quarterly Summary – Most Recent 5 Quarters (Unaudited)

	Q1 2008	Q4 2007	Q3 2007	Q2 2007	Q1 2007
	(Dollars in thousands, except per share data)
Revenues:
Traditional life and accident and health insurance premiums	$3,316	$3,032	$3,344	$3,190	$3,057
Annuity product charges	12,098	12,805	12,576	11,453	8,994
Net investment income	195,488	191,107	183,732	175,719	169,358
Change in fair value of derivatives	(62,452)	(7,249)	56,332	68,821	17,862
Total revenues	148,450	199,695	255,984	259,183	199,271

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	2,609	2,029	2,360	2,097	1,933
Interest credited to account balances	54,176	110,294	165,821	168,141	115,953
Amortization of deferred sales inducements	10,595	9,364	9,177	9,124	7,748
Interest expense on notes payable	3,638	3,772	3,770	3,793	3,820
Interest expense on subordinated debentures	5,231	5,644	5,673	5,614	5,589
Interest expense on amounts due under repurchase agreements	2,972	4,084	4,764	3,060	4,018
Amortization of deferred policy acquisition costs	29,587	27,712	27,776	28,405	25,656
Other operating costs and expenses	12,451	11,154	11,582	14,083	11,411
Total benefits and expenses	121,259	174,053	230,923	234,317	176,128

Operating income before income taxes	27,191	25,642	25,061	24,866	23,143
Income tax expense	9,457	8,622	8,639	8,539	8,010

Operating income (a)	17,734	17,020	16,422	16,327	15,133
Realized gains (losses) on investments, net of offsets	(1,008)	(2,283)	210	11	374
Net effect of SFAS 133, net of offsets	32,426	(19,735)	(13,189)	4,266	(5,580)

Net income (loss)	$49,152	$(4,998)	$3,443	$20,604	$9,927
Operating income per common share (a)	$0.32	$0.30	$0.29	$0.29	$0.27
Operating income per common share – assuming dilution (a)	$0.31	$0.29	$0.28	$0.28	$0.26
Earnings (loss) per common share	$0.89	$(0.09)	$0.06	$0.36	$0.18
Earnings (loss) per common share – assuming dilution	$0.85	$(0.08)	$0.06	$0.35	$0.17

Weighted average common shares outstanding (in thousands):
Earnings (loss) per common share	55,431	56,348	56,878	57,122	56,693
Earnings (loss) per common share - assuming dilution	58,221	59,154	59,774	60,309	60,159

(a)
In addition to net income (loss), we have consistently utilized operating income, operating income per common share and operating income per common share - assuming dilution, non-GAAP financial measures commonly used in the life insurance industry, as economic measures to evaluate our financial performance.  Operating income equals net income (loss) adjusted to eliminate the impact of net realized gains and losses on investments, and the impact of SFAS 133, dealing with fair value changes in derivatives and embedded derivatives.  Because these items fluctuate from quarter to quarter in a manner unrelated to core operations, we believe measures excluding their impact are useful in analyzing operating trends.  We believe the combined presentation and evaluation of operating income together with net income (loss), provides information that may enhance an investor’s understanding of our underlying results and profitability.

American Equity Investment Life Holding Company
Financial Supplement – March 31, 2008

Capitalization/ Book Value per Share

	March 31, 2008	December 31, 2007
	(Dollars in thousands, except per share data)
Capitalization:
Notes payable	$262,570	$268,339
Subordinated debentures payable to subsidiary trusts	268,351	268,330
Total debt	530,921	536,669

Total stockholders’ equity	624,902	611,635

Total capitalization	1,155,823	1,148,304
Accumulated other comprehensive loss (AOCL)	59,111	38,929
Total capitalization excluding AOCL (a)	$1,214,934	$1,187,233

Total stockholders’ equity	$624,902	$611,635
Accumulated other comprehensive loss	59,111	38,929
Total stockholders’ equity excluding AOCL (a)	$684,013	$650,564

Common shares outstanding (b)	54,043,919	55,919,585

Book Value per Share: (c)
Book value per share including AOCL	$11.56	$10.94
Book value per share excluding AOCL (a)	$12.66	$11.63
Book value per share excluding AOCL and SFAS 133 (a)	$12.66	$12.22

Debt-to-Capital Ratios: (d)
Senior debt / Total capitalization	21.6%	22.6%
Adjusted debt / Total capitalization	28.7%	30.2%

(a)
Total capitalization, total stockholders’ equity and book value per share excluding AOCL, non-GAAP financial measures, are based on stockholders’ equity excluding the effect of AOCL.  Since AOCL fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments caused principally by changes in market interest rates, we believe these non-GAAP financial measures provide useful supplemental information.  Book value per share excluding AOCL and  SFAS 133 is a non-GAAP financial measure based on stockholders’ equity excluding the effect of AOCL and the cumulative impact on stockholders’ equity of SFAS 133, dealing with fair value changes in derivatives and embedded derivatives.  Because the cumulative impact of SFAS 133 fluctuates in a manner unrelated to core operations, we believe this non-GAAP financial measure provides useful supplemental information.

(b)
Common shares outstanding include shares held by the NMO Deferred Compensation Trust: 2008 - 2,993,148 shares; 2007 - 2,993,148 shares and exclude unallocated shares held by ESOP: 2008 - 619,302; 2007 - 629,565 shares.

(c)
Book value per share including and excluding AOCL is calculated as total stockholders’ equity and total stockholders’ equity excluding AOCL divided by the total number of shares of common stock outstanding.  Book value excluding AOCL and the impact of SFAS 133 is calculated as total stockholders’ equity excluding AOCL adjusted to eliminate the cumulative impact on stockholders’ equity of SFAS 133 divided by the total number of shares of common stock outstanding.

(d)
Debt-to-capital ratios are computed using total capitalization excluding AOCL.  Adjusted debt includes notes payable and the portion of the total subordinated debentures payable to subsidiary trusts outstanding (qualifying trust preferred securities) that exceeds 15% of total capitalization excluding AOCL.

American Equity Investment Life Holding Company
Financial Supplement – March 31, 2008

Annuity Deposits by Product Type

	Three Months Ended March 31,		Year Ended December 31,
Product Type	2008	2007	2007
	(Dollars in thousands)
Index Annuities:
Index Strategies	$332,836	$301,791	$1,578,347
Fixed Strategy	173,533	128,970	515,229
	506,369	430,761	2,093,576
Fixed Rate Annuities:
Single-Year Rate Guaranteed	7,233	11,786	45,948
Multi-Year Rate Guaranteed	1,558	1,932	5,158
	8,791	13,718	51,106
Total before coinsurance ceded	515,160	444,479	2,144,682
Coinsurance ceded	537	591	1,779
Net after coinsurance ceded	$514,623	$443,888	$2,142,903

Surrender Charge Protection and Account Values by Product Type

Annuity Surrender Charges and Net (of coinsurance) Account Values at March 31, 2008

	Surrender Charge			Net Account Value
Product Type	Avg. Years At Issue	Avg. Years Remaining	Avg. % Remaining	Dollars in Thousands	%

Index Annuities	14.1	11.2	15.0%	$11,118,685	85.2%
Single-Year Fixed Rate Guaranteed Annuities	10.6	5.0	7.9%	1,463,054	11.2%
Multi-Year Fixed Rate Guaranteed Annuities	7.1	2.9	5.8%	467,171	3.6%

Total	13.4	10.2	13.9%	$13,048,910	100.0%

American Equity Investment Life Holding Company
Financial Supplement – March 31, 2008

Annuity Liability Characteristics

	Fixed Annuities Account Value	Index Annuities Account Value
	(Dollars in thousands)
SURRENDER CHARGE PERCENTAGES (1):
No surrender charge	$194,149	$95,119
0.0% < 2.0%	12,892	2,482
2.0% < 3.0%	83,290	18,358
3.0% < 4.0%	34,884	50,945
4.0% < 5.0%	145,860	142,530
5.0% < 6.0%	38,348	110,020
6.0% < 7.0%	223,049	357,568
7.0% < 8.0%	243,683	451,435
8.0% < 9.0%	313,355	348,042
9.0% < 10.0%	119,033	468,771
10.0% or greater	521,682	9,073,415
	$1,930,225	$11,118,685

	Fixed and	Weighted
	Index	Average
	Annuities	Surrender
	Account Value	Charge
	(Dollars in thousands)
SURRENDER CHARGE EXPIRATION BY YEAR
Out of Surrender Charge	$289,268	0.00%
2008	84,771	4.36%
2009	362,946	6.51%
2010	408,985	5.61%
2011	380,523	6.32%
2012	561,002	7.13%
2013	715,249	7.65%
2014	649,749	8.87%
2015	619,517	11.11%
2016	828,432	11.94%
2017	1,004,624	13.07%
2018	771,751	14.12%
2019	520,876	14.07%
2020	613,639	15.28%
2021	653,533	16.79%
2022	1,289,802	18.68%
2023	2,595,287	19.67%
2024	692,358	19.83%
2025	6,598	20.00%
	$13,048,910	13.81%

American Equity Investment Life Holding Company
Financial Supplement – March 31, 2008

Annuity Liability Characteristics

	Fixed Annuities Account Value	Index Annuities Account Value
	(Dollars in thousands)
APPLICABLE GUARANTEE PERIOD:
Annual reset (2)	$1,700,511	$10,991,346
Multi-year (3 - 5 years)	229,714	127,339
	$1,930,225	$11,118,685

ULTIMATE MINIMUM GUARANTEE RATE (3):
2.00%	$–	$1,502
2.20%	4,729	91,150
2.25% (3)	235,501	2,644,864
3.00%	1,602,103	6,809,855
3.50% (4)	–	1,571,314
4.00%	87,892	–
	$1,930,225	$11,118,685

CREDITED RATE (INCLUDING BONUS INTEREST) VS. ULTIMATE MINIMUM GUARANTEED RATE DIFFERENTIAL (5)(6)
No differential	$82,218	$–
› 0.0% - 0.5%	1,285,305	1,613,235
› 0.5% - 1.0%	331,805	811,683
› 1.0% - 1.5%	147,249	119,962
› 1.5% - 2.0%	30,384	90
› 2.0% - 2.5%	38,776	–
› 2.5% - 3.0%	12,084	–
Greater than 3.0%	2,404	–
Index strategies	–	8,573,715
	$1,930,225	$11,118,685

(1)	In addition, $1,200,653 (62%) of the Fixed Annuities Account Value have market value adjustment protection.
(2)
The contract features for substantially all of the Index Annuities Account Value provide for the annual reset of contractual features that effect the cost of money.  The contract features for less than .5% of the Index Annuities Account Value are reset every two years.

(3)	Products have a guarantee of 2.25% for the first 10 years, and 3.00% thereafter.
(4)
Rates applicable to the minimum guaranteed surrender value are 3.50% for the first 5 years, and 3.00% thereafter (applied to less than 100% of the annuity deposits received).  Minimum guaranteed rates for amounts allocated to the fixed rate strategy are 2.25% for the first 10 years, and 3.00% thereafter.

(5)	Recent issues may contain bonus interest rates ranging from 1.0% to 3.0%.
(6)
Includes products with multi-year guarantees for which the credited rate cannot be decreased to the ultimate minimum guaranteed rate until the end of the multi-year period.  The weighted average differential between the current credited rate and the ultimate minimum guaranteed rate on the multi-year guarantee fixed annuity account values was approximately 133 basis points.

American Equity Investment Life Holding Company
Financial Supplement – March 31, 2008

Spread Results

	Three Months Ended March 31,		Year Ended December 31,
	2008	2007	2007
Average yield on invested assets	6.14%	6.06%	6.11%
Cost of money:
Aggregate	3.55%	3.43%	3.50%
Cost of money for index annuities	3.58%	3.41%	3.51%
Average crediting rate for fixed rate annuities:
Annually adjustable	3.26%	3.25%	3.28%
Multi-year rate guaranteed	3.94%	4.28%	4.14%
Investment spread:
Aggregate	2.59%	2.63%	2.61%
Index annuities	2.56%	2.65%	2.60%
Fixed rate annuities:
Annually adjustable	2.88%	2.81%	2.83%
Multi-year rate guaranteed	2.20%	1.78%	1.97%

American Equity Investment Life Holding Company
Financial Supplement – March 31, 2008

Summary of Invested Assets

	March 31, 2008		December 31, 2007
	Carrying Amount	Percent	Carrying Amount	Percent
	(Dollars in thousands)

Fixed maturity securities:
United States Government full faith and credit	$20,865	0.2%	$19,882	0.2%
United States Government sponsored agencies	7,833,179	61.2%	8,208,909	65.1%
Public utilities	149,038	1.2%	146,525	1.1%
Corporate securities	1,118,031	8.7%	1,084,550	8.6%
Redeemable preferred stocks	203,770	1.6%	188,054	1.5%
Mortgage and asset-backed securities:
Government	74,505	0.6%	75,353	0.6%
Non-Government	1,144,188	8.9%	641,232	5.1%
Total fixed maturity securities	10,543,576	82.4%	10,364,505	82.2%
Equity securities	135,667	1.0%	87,412	0.7%
Mortgage loans on real estate	2,046,836	16.0%	1,953,894	15.5%
Derivative instruments	80,707	0.6%	204,657	1.6%
Policy loans	446	–	427	–
	$12,807,232	100.0%	$12,610,895	100.0%

American Equity Investment Life Holding Company
Financial Supplement – March 31, 2008

Credit Quality of Fixed Maturity Securities

		March 31, 2008		December 31, 2007
NAIC Designation	Rating Agency Equivalent	Carrying Amount	Percent	Carrying Amount	Percent
		(Dollars in thousands)

1	Aaa/Aa/A	$9,504,023	90.1%	$9,361,755	90.3%
2	Baa	956,233	9.1%	915,259	8.8%
3	Ba	54,501	0.5%	53,784	0.5%
4	B	17,376	0.2%	20,310	0.3%
5	Caa and lower	11,443	0.1%	13,397	0.1%
6	In or near default	–	–	–	–
		$10,543,576	100.0%	$10,364,505	100.0%

Watch List Securities - March 31, 2008

General Description	Amortized Cost	Unrealized Losses	Estimated Fair Value	Months Below Amortized Cost

Corporate bonds:
Finance, insurance and real estate companies	$32,942	$(16,894)	$16,048	8 - 33
Home builder	16,966	(3,993)	12,973	13 - 32
Consumer staple company	9,693	(2,125)	7,568	22
U.S. media company	5,750	(1,875)	3,875	3
Common & preferred stock:
Finance, insurance and real estate companies	24,686	(10,361)	14,325	1 - 14
	$90,037	$(35,248)	$54,789

American Equity Investment Life Holding Company
Financial Supplement – March 31, 2008

Mortgage Loans by Region and Property Type

	March 31, 2008		December 31, 2007
	Carrying Amount	Percent	Carrying Amount	Percent
	(Dollars in thousands)
Geographic distribution
East	$497,036	24.3%	$458,418	23.5%
Middle Atlantic	139,083	6.8%	133,662	6.8%
Mountain	320,428	15.7%	310,244	15.9%
New England	45,678	2.2%	45,618	2.3%
Pacific	140,220	6.9%	141,264	7.2%
South Atlantic	355,867	17.4%	344,800	17.7%
West North Central	379,594	18.5%	356,334	18.2%
West South Central	168,930	8.2%	163,554	8.4%
	$2,046,836	100.0%	$1,953,894	100.0%

Property type distribution
Office	$590,980	28.9%	$586,109	30.0%
Medical Office	130,583	6.4%	108,667	5.6%
Retail	469,640	22.9%	438,214	22.4%
Industrial/Warehouse	475,620	23.2%	453,654	23.2%
Hotel	123,940	6.1%	115,758	5.9%
Apartments	104,744	5.1%	105,431	5.4%
Mixed use/other	151,329	7.4%	146,061	7.5%
	$2,046,836	100.0%	$1,953,894	100.0%

American Equity Investment Life Holding Company
Financial Supplement – March 31, 2008

Shareholder Information

Corporate Offices:
American Equity Investment Life Holding Company
5000 Westown Parkway, Suite 440
West Des Moines, IA 50266

Inquiries:
D. J. Noble, Chairman
(515) 457-1703, dnoble@american-equity.com

Debra J. Richardson, Senior Vice President
(515) 273-3551, drichardson@american-equity.com

John M. Matovina, Vice Chairman
(515) 457-1813, jmatovina@american-equity.com

Common Stock and Dividend Information:

New York Stock Exchange symbol: “AEL”

				Dividend
	High	Low	Close	Declared
2008
First Quarter	$10.21	$6.82	$9.28	$0.00

2007
First Quarter	$14.07	$12.17	$13.13	$0.00
Second Quarter	$13.97	$11.37	$12.08	$0.00
Third Quarter	$12.55	$9.51	$10.65	$0.00
Fourth Quarter	$11.25	$8.09	$8.29	$0.06

2006
First Quarter	$14.34	$12.76	$14.34	$0.00
Second Quarter	$14.60	$10.66	$10.66	$0.00
Third Quarter	$12.55	$10.07	$12.27	$0.00
Fourth Quarter	$13.44	$11.90	$13.03	$0.05

Transfer Agent:

Comptershare Trust Company, N.A.
P.O. Box 43010
Providence, RI 02940-0310
Phone: (877) 282-1169
Fax: (781) 575-2723
www.computershare.com

Annual Report and Other Information:

Shareholders may receive when available, without charge, a copy of American Equity’s Annual Report, SEC filings and/or press releases by calling Julie L. LaFollette, Investor Relations, at (515) 273-3602 or by visiting our web site at www.american-equity.com.

American Equity Investment Life Holding Company
Financial Supplement – March 31, 2008

Research Analyst Coverage

Steven Schwartz
Raymond James & Associates, Inc.
(312) 612-7686
steven.schwartz@raymondjames.com

Mark Finkelstein
Fox-Pitt Kelton
Cochran Caronia Waller
(312) 425-4079
mfinkelstein@ccwco.com

Elizabeth C. Malone
KeyBanc Capital Markets
(917) 368-2230
bmalone@keybanccm.com

Keith F. Walsh
Citigroup Investment Research
(212) 816-5452
keith.f.walsh@citigroup.com

Randy Binner
Friedman, Billings, Ramsey & Co., Inc.
(703) 312-1890
rbinner@fbr.com